Exhibit (d)(9)

                               Cirrus Logic, Inc.

                          Cancellation/Regrant Program
                         Notice of Grant of Stock Option

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the common stock of Cirrus Logic, Inc. (the "Company"). The Option is granted in replacement of the stock option identified on attached
Schedule I, which was cancelled on [December __,] 2002 (the "Cancelled Option") pursuant to the Offer to Exchange filed on Schedule TO with the Securities and Exchange Commission on November 20, 2002 (the "Offer to Exchange").

Name of Optionee:
                  --------------------------------------------------------------

Grant Date of New Options:                         , 2003
                           ------------------------

Relevant Option Plan:  [Cirrus Logic, Inc. 1996 Stock Plan] [Cirrus Logic, Inc.
                       2002 Stock Option Plan]

Exercise Price for New Options:  $              per share
                                  -------------

Number of New Option Shares:                  shares of common stock<F1>
                              ---------------

Expiration Date of New Options:
                                --------------------------

All New Options are non-qualified stock options**

     ** Even if your Tendered Options (as defined in the Offer to Exchange) were incentive stock options, within the meaning of the Internal Revenue Code, the New Options you are receiving in exchange for those Tendered Options are non-qualified stock options. Because your New Options do not qualify as incentive stock options, when you exercise your New Options, you will recognize taxable income equal to the excess of (1) the fair market value of the purchased shares at the time of exercise over (2) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income. Accordingly, by participating in the Offer, you no longer qualify for the more favorable tax treatment that may have been available to you had you not exchanged your Tendered Options that qualified as incentive stock options for New Options.

     Exercise Schedule: Provided Optionee continues in service with the Company, the Option will vest and become exercisable in the following manner:

     (1) 20% of the number of shares of our common stock underlying the Option, on the six-month anniversary of the date of grant of the Option;

---------------
<F1> Amount to be the number of shares that were subject to the Tendered  Option
     accepted  and  cancelled   under  the  Offer  to  Exchange   multiplied  by
     three-fourths (0.75), as adjusted for any stock split, combination or similar event occurring prior to the grant date of the New Options.

     (2) 20% of the number of shares of our common stock underlying the Option, on the twelve-month anniversary of the date of grant of the Option; and

     (3) 1/36 of the remaining number of shares of our common stock underlying the Option, on the first day of each succeeding month after the twelve-month anniversary of the date of grant of the Option until the Option is fully exercisable.

     Optionee understands and agrees that the New Option is granted subject to and in accordance with the terms of the [Cirrus Logic, Inc. 1996 Stock Plan] [Cirrus Logic, Inc. 2002 Stock Option Plan] (the "Relevant Option Plan"). Optionee further agrees to be bound by the terms of the Relevant Option Plan and the attached Stock Option Agreement. A copy of the official prospectus for the Relevant Option Plan has been previously delivered to Optionee. However, if Optionee has misplaced his or her copy of the prospectus or would otherwise like to receive another copy, it can be obtained from the Stock Administration Department (Bonnie Niemtschk or Rosalind Chavoya) at the Company's principal offices.

     Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement or in the Relevant Option Plan shall confer upon Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's service at any time for any reason, with or without cause.

     Dispute Resolution. The provisions of [Section 9]<F2> [Section 13]<F3> of the Stock Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and the Stock Option Agreement. The Company, the Optionee, and the Optionee's assignees pursuant to [Section 4]<F4> [Sections 7 and 8]<F5> of the Stock Option Agreement (the "parties") shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.

     Any controversy, dispute or claim that has not been settled by negotiation within thirty (30) days of the written notification as set forth above shall be finally settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") by three arbitrators. In such event, the claimant will deliver a written notice to the respondent(s) and the AAA initiating arbitration and naming an arbitrator. Within twenty (20) days after receipt of such arbitration notice, the respondent(s) shall name an arbitrator. Within twenty (20) days from the naming of the two arbitrators, the two arbitrators shall name a third arbitrator. If there are multiple claimants and/or multiple respondents, all claimants and/or all respondents shall attempt to agree upon naming their respective arbitrator. If the claimants or respondents, as the case may be, fail to name their respective arbitrator, or if the two arbitrators fail to

---------------
<F2> Cirrus Logic, Inc. 1996 Stock Plan.
<F3> Cirrus Logic, Inc. 2002 Stock Option Plan.
<F4> Cirrus Logic, Inc. 1996 Stock Plan.
<F5> Cirrus Logic, Inc. 2002 Stock Option Plan.

name a third arbitrator, or if within twenty (20) days after any arbitrator shall resign or otherwise cease to serve as such a replacement arbitrator is not named by the party that originally named such arbitrator, such arbitrator as to which agreement cannot be reached or as to which a timely appointment is not made shall be named by the AAA. The place of arbitration shall be Austin, Texas. The award of the arbitrators may be entered in any court of competent jurisdiction. The costs of the arbitration shall be shared by the disputing parties equally. Notwithstanding anything to the contrary contained in the Stock Option Agreement, the arbitrators shall not award nor shall the Company have any liability for any consequential, punitive, special, incidental, indirect or similar damages.

     Definitions. All capitalized terms in this Notice shall have the meanings assigned to them in this Notice or in the attached Stock Option Agreement.

     This Option is granted in full and complete replacement of the Cancelled Option identified in attached Schedule I, and Optionee hereby reconfirms and agrees that Optionee has no right or entitlement to acquire any shares of the Company's common stock under the Cancelled Option.

Dated: __________________, 2003

                                          Cirrus Logic, Inc.

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          Optionee

                                          --------------------------------------
                                          Address:

                                                                       EXHIBIT A

                             Stock Option Agreement

[Stock Option Agreement under the Cirrus Logic, Inc. 1996 Stock Plan or the Cirrus Logic, Inc. 2002 Stock Option Plan, as the case may be.]

                                                                      SCHEDULE I

                       Identification of Cancelled Option

Grant Date:
            --------------------------------------------------------------------

Relevant Option Plan:
                      ----------------------------------------------------------

Grant Number:
              ------------------------------------------------------------------

Exercise Price:
                ----------------------------------------------------------------

Number of Shares Originally Subject to Option:
                                               ---------------------------------

Number of Shares Subject to Option at Time of Cancellation:
                                                            --------------------

Vesting Schedule:
                  --------------------------------------------------------------

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